EXHIBIT 10.56
ASSIGNMENT AND ASSUMPTION OF LEASE
            AGREEMENT dated as of the 19th day of September, 2005, between SUTTON HILL CAPITAL L.L.C., a New York limited liability company, having an office at 120 North Robertson Blvd., 3rd Floor, Los Angeles, CA 90048 (“Assignor”) and SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company, having an office at c/o Reading International Inc., 500 Citadel Drive, Suite 300, Commerce, CA 90040 (”Assignee”).
            WHEREAS, the Assignor is the tenant under a ground lease dated February 9, 1961 between Assignee, as successor-in-interest to Andrew C. Mayer, Berna L. Osnos, Francis M. Perlman and Richard Heller, Frances H. Cahen and Phillis H. Rosenthal, as Trustees under the Last Will and Testament of Isaac S. Heller, deceased, as landlord (the “Landlord”), and Turtle Bay Theatre Corporation, as tenant, a Memorandum of which was recorded in the Office of the City Register, New York County (the “Office”) on August 14, 1961, in liber 5159, cp 151, as assigned by Cinema 5 Ltd. to Sutcin Holding Corp. by assignment dated as of December 31, 1984, recorded in the Office on February 26, 1985 in reel 880, page 1155, by Sutcin Holding Corp. to Sutton Hill Associates by unrecorded assignment dated as of July 3, 1986 and by Sutton Hill Associates to Assignor by Assignment dated July 28, 2000, and recorded on September 19, 2000 in reel 3160, page 2497, and as amended by Extension and Modification of Lease Agreement dated as of June 1, 2005 between Assignee’s predecessor-in-interest and Assignor, a Memorandum of which was recorded in the Office on June 10, 2005 under CRFN 2005000338999 (collectively, the “Lease”), covering the parcel of land located at 1001-1007 Third Avenue, New York, New York, as more particularly set forth on Exhibit A annexed hereto (the “Premises”).
            NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable considerations, receipt of which is hereby acknowledged, the Assignor hereby assigns, conveys and transfers to the Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Lease.

            TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, from this day forward for the remainder of the term of the Lease, as same may be modified or extended.
            Assignee hereby assumes the performance of all the terms, covenants and conditions of the Lease on the part of the tenant arising after the date hereof.
            It is the intention of the parties hereto that, notwithstanding Assignee’s ownership of the fee interest of the Premises and of the Landlord’s interest under the Lease, the assignment and assumption of Assignee’s interest, as tenant under the Lease, shall not result in a merger of the fee and leasehold estates in and to the Premises, and that the Lease shall remain in full force and effect.
            Assignor shall indemnify, defend and hold harmless Assignee from and against any liability, claim, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or accruing on or prior to the date hereof under, with respect to or in connection with any obligation of Tenant under the Lease, except for any liability, claim, damage or expense resulting from the acts or omissions of Assignee or its affiliate, Citadel Cinemas, Inc. (“Citadel”) or their respective contractors and any obligations assumed by Citadel under the Master Operating Lease dated July 28, 2000, as amended between Assignor as Landlord and Citadel as Tenant (the “Citadel Lease”). Notwithstanding anything to the contrary set forth herein, the Assignor’s indemnity obligations are limited to those in the existing Citadel Lease and have not been expanded.
            Assignee shall indemnify, defend and hold harmless Assignor from and against any liability, claim, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or accruing after the date hereof under, with respect to or in connection with any obligation of Tenant under the Lease, except for any such liability, claim, damage or expense (a) arising under any agreement between Assignor and Assignee with respect to the Premises or any document executed pursuant to any such agreement or (b) resulting from the acts or omissions of Assignor or its agents, employees, contractors, subtenants (other than Citadel) or licensees.
            Assignor, in compliance with Section 13 of the Lien Law, covenants that it will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.
            This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.
            IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this instrument the day and year first above written.

SUTTON HILL CAPITAL L.L.C.

By:	/s/ James J. Cotter

Name: James J. Cotter
Title: Manager

By:	/s/ Michael R. Forman

Name: Michael R. Forman
Title: Manager

SUTTON HILL PROPERTIES, LLC

By:	/s/ S. Craig Tompkins

Name: S. Craig Tompkins
Title: President
Federal ID No.: 20-1163759

STATE OF	)
	)	ss.:
COUNTY OF	)
            On                     , 2005, before me, the undersigned, personally appeared James J. Cotter, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (ies), and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF	)
	)	ss.:
COUNTY OF	)
            On                     , 2005, before me, the undersigned, personally appeared Michael R. Forman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (ies), and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF	)
	)	ss.:
COUNTY OF	)
            On                     , 2005, before me, the undersigned, personally appeared S. Craig Tompkins, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (ies), and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

4